Exhibit 5.1

February 4, 2014

STARWOOD WAYPOINT RESIDENTIAL TRUST

591 West Putnam Avenue

Greenwich, Connecticut 06830

Re:                             Registration Statement on Form S-8 (Non-Executive Trustee Share Plan and Equity Plan)

Ladies and Gentlemen:

We serve as special Maryland counsel to Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance of up to 3,132,697 shares (the “Shares”) of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), covered by the above-referenced Registration Statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), for the offering by the Company of Common Shares through the Company’s Non-Executive Trustee Share Plan (the “Trustee Plan”) and Equity Plan (the “Equity Plan” and, together with the Trustee Plan, the “Plans”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein, in the form in which it will be transmitted to the Commission under the Act;

2.             The declaration of trust of the Company, as amended, supplemented and restated to date (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

4.             Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company (or a duly authorized committee thereof) relating to (a) the approval of the Plans and (b) the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

5.             The Trustee Plan, certified as of the date hereof by the Secretary of the Company;

6.             The Equity Plan, certified as of the date hereof by the Secretary of the Company;

7.             A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

8.             A certificate executed by Tamra D. Browne, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.             All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.             None of the Shares will be issued or transferred in violation of any restriction or limitation on transfer or ownership of Equity Shares (as defined in the Declaration) contained in Article VI of the Declaration.

6.             The Company will issue the Shares in accordance with the Resolutions and, prior to the issuance of any Common Shares, the Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares.  As of the date hereof, the Company has available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares for the issuance of the Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Declaration, the Resolutions and the applicable Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP